EXHIBIT 99.1

                                                                  EXECUTION COPY





                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      among

                             PRG-SCHULTZ USA, INC.,
                                  as Borrower,

                        PRG-SCHULTZ INTERNATIONAL, INC.,
                                   as Parent,

                       CERTAIN SUBSIDIARIES OF THE PARENT
                         FROM TIME TO TIME PARTY HERETO,
                                 as Guarantors,

                                       AND

                              BANK OF AMERICA, N.A.


                          DATED AS OF NOVEMBER 30, 2004

                                TABLE OF CONTENTS

SECTION 1  DEFINITIONS.........................................................1
         1.1      Definitions..................................................1
         1.2      Computation of Time Periods.................................23
         1.3      Accounting Terms............................................23
SECTION 2  CREDIT FACILITIES..................................................24
         2.1      Revolving Loans.............................................24
         2.2      Letter of Credit Subfacility................................26
SECTION 3  OTHER PROVISIONS RELATING TO CREDIT FACILITIES.....................30
         3.1      Default Rate................................................30
         3.2      Extension and Conversion....................................30
         3.3      Prepayments.................................................31
         3.4      Termination and Reduction of Revolving Committed Amount.....32
         3.5      Fees........................................................33
         3.6      Increase Cost and Reduced Return; Capital Adequacy..........33
         3.7      Inability to Determine Rates................................34
         3.8      Illegality..................................................34
         3.9      Taxes.......................................................34
         3.10     Compensation................................................35
         3.11     Payments, Computations, Etc.................................36
         3.12     Evidence of Debt............................................36
         3.13     Mitigation..................................................36
SECTION 4  GUARANTY...........................................................37
         4.1      The Guaranty................................................37
         4.2      Obligations Unconditional...................................37
         4.3      Reinstatement...............................................38
         4.4      Certain Additional Waivers..................................39
         4.5      Remedies....................................................39
         4.6      Rights of Contribution......................................39
         4.7      Guarantee of Payment; Continuing Guarantee..................39
SECTION 5  CONDITIONS.........................................................40
         5.1      Closing Conditions..........................................40
         5.2      Conditions to all Extensions of Credit......................43
SECTION 6  REPRESENTATIONS AND WARRANTIES.....................................44
         6.1      Financial Condition.........................................44
         6.2      No Material Change..........................................44
         6.3      Organization and Good Standing..............................44
         6.4      Power; Authorization; Enforceable Obligations...............44
         6.5      No Conflicts................................................45
         6.6      No Default..................................................45
         6.7      Ownership...................................................45
         6.8      Indebtedness................................................45
         6.9      Litigation..................................................46
         6.10     Taxes.......................................................46
         6.11     Compliance with Law.........................................46

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         6.12     ERISA.......................................................46
         6.13     Subsidiaries................................................48
         6.14     Governmental Regulations, Etc...............................48
         6.15     Purpose of Loans and Letters of Credit......................49
         6.16     Environmental Matters.......................................49
         6.17     Intellectual Property.......................................50
         6.18     Solvency....................................................51
         6.19     Investments.................................................51
         6.20     Location of Collateral......................................51
         6.21     Disclosure..................................................51
         6.22     Brokers' Fees...............................................51
         6.23     Labor Matters...............................................51
SECTION 7  AFFIRMATIVE COVENANTS..............................................51
         7.1      Information Covenants.......................................52
         7.2      Preservation of Existence and Franchises....................55
         7.3      Books and Records...........................................55
         7.4      Compliance with Law.........................................55
         7.5      Payment of Taxes and Other Indebtedness.....................55
         7.6      Insurance...................................................55
         7.7      Maintenance of Property.....................................56
         7.8      Performance of Obligations..................................57
         7.9      Use of Proceeds.............................................57
         7.10     Audits/Inspections..........................................57
         7.11     Financial Covenants.........................................57
         7.12     Additional Credit Parties...................................58
         7.13     Environmental Laws..........................................59
         7.14     Collateral..................................................59
SECTION 8  NEGATIVE COVENANTS.................................................60
         8.1      Indebtedness................................................60
         8.2      Liens.......................................................61
         8.3      Nature of Business..........................................61
         8.4      Consolidation, Merger, Dissolution, etc.....................61
         8.5      Asset Dispositions..........................................61
         8.6      Investments.................................................62
         8.7      Restricted Payments.........................................62
         8.8      Transactions with Affiliates................................62
         8.10     Fiscal Year; Organizational Documents.......................63
         8.11     Limitation on Restricted Actions............................63
         8.12     Ownership of Subsidiaries...................................63
         8.13     Sale Leasebacks.............................................64
         8.14     Capital Expenditures........................................64
         8.15     No Further Negative Pledges.................................64
         8.16     Limitation on Foreign EBITDA................................64
         8.17     Subordinated Debt...........................................64
         8.18     Notice under the Indenture..................................65
SECTION 9  EVENTS OF DEFAULT..................................................65

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         9.1      Events of Default...........................................65
         9.2      Acceleration; Remedies......................................67
         9.3      Application of Funds........................................68
         SECTION 10  MISCELLANEOUS............................................68
         10.1     Notices.....................................................68
         10.2     Right of Set-Off; Adjustments...............................70
         10.3     Successors and Assigns......................................70
         10.4     Expenses; Indemnification...................................71
         10.5     Amendments, Waivers and Consents............................72
         10.6     Counterparts................................................72
         10.7     Headings....................................................73
         10.8     Survival....................................................73
         10.9     Governing Law; Submission to Jurisdiction; Venue............73
         10.11    Survival of Representations and Warranties..................74
         10.12    Severability................................................74
         10.13    Entirety....................................................74
         10.14    Binding Effect; Termination.................................74
         10.15    Confidentiality.............................................75
         10.16    Conflict....................................................76
         10.17    USA Patriot Act Notice......................................76



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                                    SCHEDULES

Schedule 1.1(a)   Existing Letters of Credit
Schedule 1.1(b)   Investments
Schedule 1.1(c)   Liens
Schedule 6.9      Litigation
Schedule 6.13     Subsidiaries
Schedule 6.17     Intellectual Property
Schedule 6.10     Tax Returns
Schedule 6.20     Chief Executive Office/Exact Legal Name/State of Incorporation
Schedule 7.6      Insurance
Schedule 8.1      Indebtedness

                                    EXHIBITS

Exhibit A         Form of Loan Notice
Exhibit B         Form of Revolving Note
Exhibit C         Form of Officer's Compliance Certificate
Exhibit D         From of Borrowing Base Certificate
Exhibit E         Form of Joinder Agreement




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


                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


     THIS AMENDED AND RESTATED CREDIT AGREEMENT (the "Credit Agreement"), dated as of November 30, 2004 (amending and restating the Existing Credit Agreement referred to below), is by and among PRG-SCHULTZ USA, INC., a Georgia corporation (the "Borrower"), PRG-SCHULTZ INTERNATIONAL, INC., a Georgia corporation (the "Parent"), each of the Domestic Subsidiaries of the Parent (such Domestic Subsidiaries, together with the Parent, individually a "Guarantor" and collectively the "Guarantors") and BANK OF AMERICA, N. A. (the "Lender").

                               W I T N E S S E T H

     WHEREAS, pursuant to the Credit Agreement dated as of December 31, 2001 (as amended or otherwise modified prior to the date hereof, the "Existing Credit Agreement") among the Borrower (formerly The Profit Recovery Group USA, Inc.), the Parent (formerly The Profit Recovery Group International, Inc.), each of the Domestic Subsidiaries of the Parent, Bank of America, N.A., as administrative agent and the lenders party thereto (collectively, the "Existing Lenders"), the Existing Lenders were committed to making extensions of credit to the Borrower on the terms and conditions set forth therein;

     WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended and restated in its entirety to be effective and binding on the Borrower on the terms and conditions set forth herein; and

     WHEREAS, the Lender has agreed (subject to the terms and conditions herein) to amend and restate the Existing Credit Agreement in its entirety to read as set forth herein;

     NOW,  THEREFORE,  IN  CONSIDERATION  of the  premises  and  other  good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:


                                    SECTION 1

                                   DEFINITIONS

     1.1 DEFINITIONS.

     As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

          "Acquisition", by any Person, means the acquisition by such Person of the Capital Stock or all or substantially all of the Property of another Person, whether or not involving a merger or consolidation with such Person.

          "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date by execution of a Joinder Agreement.

          "Adjusted Base Rate" means the Base Rate plus 1.50%.

          "Adjusted Eurodollar Rate" means the Eurodollar Rate plus 3.00%.

          "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the Capital Stock in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Asset Disposition" means the disposition of any or all of the assets (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, transfer or otherwise (including pursuant to any casualty or condemnation event).

          "Attorney Costs" means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external counsel.

          "Availability Trigger Date" means (a) the date of delivery of the Compliance Certificate for the four fiscal quarter period ending June 30, 2005 provided that Consolidated EBITDA for the four quarter period then ended is greater than or equal to $30,000,000 or (b) if Consolidated EBITDA for the four quarter period ending June 30, 2005 is less than $30,000,000, the date of delivery of the Compliance Certificate for the four fiscal quarter period ending September 30, 2005.

          "Available Revolving Committed Amount" means Twenty Five Million Dollars ($25,000,000), as such amount may be reduced pursuant to Section
     3.4. Notwithstanding any provision herein to the contrary, commencing on the Availability Trigger Date, the Available Revolving Committed Amount shall no longer be in effect and all references to the Available Revolving Committed Amount contained herein shall be deleted in their entirety.

          "Bank of America" means Bank of America, N.A. and its successors.

          "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

          "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case


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

     under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

          "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by the Lender as its "prime rate." The "prime rate" is a rate set by the Lender based upon various factors including the Lender's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the "prime rate" announced by the Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

          "Borrower" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

          "Borrowing  Base" means,  as of any day, an amount equal to the sum of
     (a) eighty-five percent (85%) of Eligible Receivables plus (b) until such time as the Borrower sells the Meridian Business, (i) twenty percent (20%) of the Eligible Backlog prior to the Availability Trigger Date or (ii) thirty percent (30%) of the Eligible Backlog commencing on and continuing after the Availability Trigger Date; in each case as set forth in the most recent Borrowing Base Certificate delivered to the Lender in accordance with the terms of Section 7.1(d) minus (c) an amount sufficient to reduce the advance rates against Eligible Backlog in an amount satisfactory to the Lender in its sole discretion.

          "Borrowing Base Certificate" shall have the meaning assigned to such term in Section 7.1(d).

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

          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or Atlanta, Georgia are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England.

          "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "Capital Stock" means (i) in the case of a corporation, capital stock,
     (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) the Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including the Lender) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

          "Change of Control" means the occurrence of any of the following events: (i) except for any member of the Management Shareholder Group, any Person or two or more Persons acting in concert shall have acquired "beneficial ownership," directly or indirectly, of, or shall have acquired


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

     by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Parent (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Parent, (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Parent (together with any new director whose election by the Parent's Board of Directors or whose nomination for election by the Parent's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Parent then in office, or (iii) the Parent shall fail to own directly 100% of the outstanding Capital Stock of the Borrower. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934.

          "Claims Management System" means the database repository of the Consolidated Parties which tracks all claims through the claim life cycle from prospective claim to work-in-process to approved for invoicing.

          "Closing Date" means the date hereof.

          "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

          "Collateral" means a collective reference to the collateral which is identified in, and at any time will be covered by, the Collateral Documents.

          "Collateral Documents" means a collective reference to the Security Agreement, the Pledge Agreement, the Foreign Pledge Agreements and such other documents executed and delivered in connection with the attachment and perfection of the Lender's security interests and liens arising thereunder, including without limitation, UCC financing statements and patent and trademark filings.

          "Commitment" means the Revolving Commitment and the LOC Commitment.

          "Communications Division" means that certain division of the Borrower which provides telecommunications auditing, custom application development, and advisory services including telecom bill auditing and optimization, call accounting and reporting, contract negotiation and projects requiring secure internet-based transaction processing.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

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

          "Consolidated Capital Expenditures" means, for any period, all capital expenditures of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP.

          "Consolidated EBITDA" means, for any period, the sum of (i) Consolidated EBIT for such period, plus (ii) depreciation and amortization expense for such period (to the extent deducted in calculating Consolidated Net Income for such period).

          "Consolidated EBIT" means, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A)
     Consolidated Interest Expense and (B) total federal, state, local and foreign income, value added and similar taxes, plus (iii) from October 1, 2003 through December 31, 2003, all charges up to $7 million in the aggregate directly related to the Borrower's corporate restructuring plan made during such period plus (iv) from January 1, 2004 through December 31, 2004, all non-recurring charges (excluding costs associated with model evolution) up to $4 million in the aggregate directly related to the Borrower's corporate restructuring plan made during such period plus (v) the non-cash, non-recurring charges up to $3 million in the aggregate directly related to the impairment of the Schultz trade name made during such period plus (vi) the non-cash, non-recurring charge up to $6.6 million related to the change of the Schultz trade name to the extent made during such period, in each case of the Parent and its Subsidiaries on a consolidated basis as determined in accordance with GAAP plus (vii) (A) all severance costs of the Parent and its Subsidiaries to whomever paid during such period and (B) all retirement costs of the Parent and its Subsidiaries paid to John Cook and/or John Toma during such period; provided, that such costs identified in (vii)(A) and (vii)(B) and added back to Consolidated Net Income shall not exceed $6 million in the aggregate.

          "Consolidated Interest Expense" means, for any period, interest expense (including the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Synthetic Leases) of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP.

          "Consolidated Net Income" means, for any period, net income (excluding any extraordinary items) after taxes for such period of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP; provided that, for purposes of determining compliance with the Leverage Ratio covenant in Section 7.11(i), there shall be excluded from Consolidated Net Income the effects of (a) any net book loss realized in such period from the sale of the Communications Division or the Ship & Debit Division, (b) any "mark to market" net book losses or gains in such period required in accordance with GAAP, already recorded, or to be recorded prior to the sale of the Communications Business, the Meridian Business or any Discontinued Operation or non-cash charges or gains in such period related to the reclassification of any such Discontinued Operation as "continuing" or "operating" or "discontinued" or "non-operating", (c) the amount of accelerated amortization of goodwill required under FASB 142 for such period, (d) the amount of the write-off of all capitalized loan


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

     fees made during the period in which the Closing Date occurs, (e) the amount of expenses incurred during such period to repurchase employee stock options (to the extent permitted hereunder) and (f) the amount of any non-cash stock compensation expense incurred during such period.

          "Consolidated Parties" means a collective reference to the Parent and its Subsidiaries, and "Consolidated Party" means any one of them.

          "Credit Documents" means a collective reference to this Credit Agreement, the Notes, the LOC Documents, each Joinder Agreement, the Collateral Documents and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Credit Document" means any one of them.

          "Credit Parties" means a collective reference to the Borrower and the Guarantors, and "Credit Party" means any one of them.

          "Credit Party Obligations" means, without duplication, (i) all of the obligations of the Credit Parties to the Lender, the Notes, the Letters of Credit, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding), (ii) all liabilities and obligations, whenever arising, owing from the Borrower to the Lender, or any Affiliate of the Lender, arising under any Hedging Agreement relating to the Loans and (iii) all obligations under any Treasury Management Agreement between any Credit Party and the Lender or an Affiliate of the Lender.

          "Debt Issuance" means the issuance of any Indebtedness for borrowed money by any Consolidated Party other than Indebtedness permitted by
     Section 8.1.

          "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

          "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Discontinued Operations" means a collective reference to (i) the Meridian Business and (ii) the Ship & Debit Division, and "Discontinued Operation" means any one of them.

          "Dollars" and "$" means dollars in lawful currency of the United States of America.

          "Domestic   Subsidiary"   means,  with  respect  to  any  Person,  any
     Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

          "Eligible Backlog" means as of any date of determination and without duplication, (a) the U.S. Retail Key Client WIP as of the most recent fiscal quarter end multiplied by (b) the lesser of (i) the U.S. Retail Key Client Effective Fee Rate and (ii) twenty percent (20%), multiplied by (c) the lesser of (i) the U.S. Retail Key Client Claim Retention Rate and (i) fifty-five percent (55%).

          "Eligible Receivables" means, as of any date of determination and without duplication, the aggregate book value of all accounts receivable, receivables, and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business of the Parent or any of its Domestic Subsidiaries (collectively, the "Receivables"), net of allowances and reserves for doubtful or uncollectible accounts and sales adjustments consistent with such Person's internal policies and in any event in accordance with GAAP, but excluding in any event (a) any Receivable which is subject to any Lien that is not a Permitted Lien, (b) Receivables which are more than 60 days past due or 90 days past invoice date (excluding the Wal-Mart Holdback Receivables and Receivables owing from Supervalu), (c) Receivables owing from Supervalu which are more than 60 days past due or 150 days past invoice date, (d) Wal-Mart Holdback Receivables which (i) have a due date more than 365 days past the date the applicable Borrowing Base is measured or (ii) are more than 60 days past due, (e) 100% of the book value of any Receivable not otherwise excluded by clause (b), (c) or (d)(ii) above but owing from an account debtor for whom 20% or more of Receivables owing from it are then excluded by such clause (b), (c) or (d)(ii), (f) Receivables owing by an account debtor which is not solvent or is subject to any bankruptcy or insolvency proceeding of any kind, (g) Receivables which are contingent or subject to offset, deduction, counterclaim, dispute or other defense to payment, in each case to the extent of such offset, deduction, counterclaim, dispute or other defense, (h) Receivables for which any direct or indirect Subsidiary of the Parent or any Affiliate of the Parent is the account debtor, (i) Receivables representing a sale to the government of the United States or any agency or instrumentality thereof unless the Federal Assignment of Claims Act has been complied with to the reasonable satisfaction of the Lender with respect to the granting of a security interest in such Receivable, with or other similar applicable law,
     (j) any Receivable which is not subject to a perfected, first priority Lien in favor of the Lender to secure the Credit Party Obligations, (k) Receivables evidenced by notes, chattel paper or other instruments, unless such notes, chattel paper or instruments have been delivered to and are in the possession of the Lender, (l) Receivables owing by an account debtor located outside of the United States (unless payment for the goods shipped is secured by an irrevocable letter of credit in a form and from an institution reasonably acceptable to the Lender) and (m) Receivables which fail to meet such other specifications and requirements as may from time to time be established by the Lender in its reasonable discretion.

          "Engagement Letter" shall mean that certain letter agreement, dated October 6, 2004, between the Lender and the Borrower, as amended, modified, restated or supplemented from time to time.

          "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary of the Parent directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equity Issuance" means any issuance by any Consolidated Party to any Person which is not a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

          "ERISA Affiliate" means an entity which is under common control with any Consolidated Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Consolidated Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

          "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of

     ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

          "Eurodollar Loan" means any Loan that bears interest at a rate based upon the Eurodollar Rate.

          "Eurodollar Rate" means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Lender from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Rate" for such Interest Period shall be the rate per annum determined by the Lender to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

          "Event of Default" shall have the meaning as defined in Section 9.1.

          "Executive Officer" of any Person means any of the chief executive officer, chief operating officer, president, senior vice president, chief financial officer or treasurer of such Person.

          "Existing Letters of Credit" means the letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and the date of expiry on Schedule 1.1(a) attached hereto.

          "Facilities" shall have the meaning assigned to such term in Section 6.16.

          "Fees" means all fees payable pursuant to Section 3.5.

          "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Lender on such day on such transactions as determined by the Lender.

          "First Tier Foreign Subsidiary" means each Foreign Subsidiary which is owned directly by a Credit Party.

          "Foreign Pledge Agreement" means any pledge agreement or similar document governed by laws other than the laws of the state of Georgia entered into by any Credit Party in favor of the Lender, in accordance with the terms hereof, as amended, modified, restated or supplemented from time to time.

          "Foreign Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is not a Domestic Subsidiary of such Person.

          "Funded Indebtedness" means, with respect to any Person, without duplication, (a) all obligations (other than Hedging Agreements) of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person in accordance with GAAP, (e) the implied principal component of all obligations of such Person under Capital Leases, (f) commercial letters of credit and the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (g) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date), (h) the principal portion of all obligations of such Person under Synthetic Leases, (i) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with
     GAAP), (j) all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (k) all Guaranty Obligations of such Person with respect to Funded Indebtedness of another Person and (l) the Funded Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person.

          "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

          "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

          "Guarantors" means the Parent, each of the Domestic Subsidiaries of the Parent, each of the Domestic Subsidiaries of the Borrower, each Additional Credit Party which has executed a Joinder Agreement, and any other Person who becomes a Guarantor, together with their successors and permitted assigns, and "Guarantor " means any one of them.

          "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreements" means any interest rate protection agreement or foreign currency exchange agreement.

          "Honor Date" has the meaning set forth in Section 2.2(c).

          "Immaterial Foreign Subsidiary" means, at any time, any First Tier Foreign Subsidiary (i) for which the portion of Consolidated EBITDA attributable to such First Tier Foreign Subsidiary does not exceed 5% of

     Consolidated EBITDA for the most recently ended four fiscal quarter period and (ii) for which the portion of Consolidated EBITDA attributable to such First Tier Foreign Subsidiary, together with the portion of Consolidated EBITDA attributable to all other First Tier Foreign Subsidiaries with respect to which the Lender has not received a pledge of 66% of Capital Stock of such First Tier Foreign Subsidiaries, does not exceed 10% of Consolidated EBITDA for the most recently ended four fiscal quarter period.

          "Indebtedness" means, with respect to any Person, without duplication,
     (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
     by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements, (j) commercial letters of credit and the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) the principal portion of all obligations of such Person under Synthetic Leases, (l) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) be subject to mandatory sinking fund payments, redemption or other acceleration by a fixed date, (m) all obligations of such Person to repurchase any securities issued by such Person at any time on or prior to the Maturity Date which repurchase obligations are related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (n) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person and (o) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP).

          "Indenture" means that certain Indenture dated as of November 26, 2001 between the Parent and SunTrust Bank, as trustee, as amended or modified in accordance with the terms hereof and thereof.

          "Interest Payment Date" means (a) as to Base Rate Loans, the last Business Day of each calendar month, the date of repayment of principal of such Loan and the Maturity Date, and (b) as to Eurodollar Loans, the last day of each applicable Interest Period, the date of repayment of principal of such Loan and the Maturity Date, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

          "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

               (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the immediately succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

               (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (c) no Interest Period with respect to any Revolving Loan shall extend beyond the Maturity Date.

          "Investment" means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of any Person or (b) any deposit with, or advance, loan or other extension of credit to, any Person (other than deposits made in connection with the purchase or lease of equipment or other assets in the ordinary course of business or the leasing of real property in the ordinary course of business) or (c) any other capital contribution to or investment in any Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

          "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit E hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.12.

          "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

          "Lender" shall have the meaning assigned to such term in the heading hereof.

          "Letter of Credit" means (a) any letter of credit issued by the Lender for the account of the Borrower in accordance with the terms of Section 2.2 and (b) any Existing Letter of Credit.

          "Letter of Credit Application" means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the Lender.

          "Letter of Credit Expiration Date" means the day that is thirty days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

          "Letter of Credit Fee" shall have the meaning assigned to such term in
     Section 3.5(b).

          "Leverage Ratio" means, with respect to the Consolidated Parties on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter, the ratio of (a) Funded Indebtedness of the Consolidated Parties on a consolidated basis on the last day of such period to (b) Consolidated EBITDA for such period.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

          "Loan" or "Loans" means Revolving Loans.

          "Loan Notice" means a written notice of (a) a borrowing of Revolving Loans pursuant to Section 2.1(b)(i), (b) a conversion Loans from one Type to the other, or (c) an extension of Eurodollar Rate Loans, pursuant to
     Section 3.2, which shall be substantially in the form of Exhibit A.

          "LOC Commitment" means the commitment of the Lender to issue Letters of Credit, and to honor payment obligations under Letters of Credit hereunder in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

          "LOC Committed Amount" means an amount equal to TEN MILLION DOLLARS ($10,000,000).

          "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

          "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus
     (ii) the aggregate of all Unreimbursed Amounts that are not converted to a Revolving Loan.

          "Management Shareholder Group" means (i) John M. Cook, John M. Toma, Stanley B. Cohen, Jonathon Golden, Andy Shultz and Howard Shultz and their respective family members and trusts and/or partnerships created for the benefit of such family members or for charitable purposes.

          "Material Adverse Effect" means a material adverse effect on (i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Parent and its Subsidiaries taken as a whole, (ii) the ability of any Credit Party to perform any material obligation under the Credit Documents to which it is a party or (iii) the material rights and remedies of the Lender under the Credit Documents.

          "Material Foreign Subsidiary" means, at any time, any First Tier Foreign Subsidiary of a Credit Party that is not an Immaterial Foreign Subsidiary.

          "Maturity Date" means May 26, 2006.

          "Meridian" means Meridian Corporation Limited (formerly known as Meridian VAT Corporation Limited), a company incorporated in Jersey.

          "Meridian Business" means (i) the Capital Stock of Meridian and its Subsidiaries or (ii) all or substantially all of the assets of Meridian and its Subsidiaries.

          "Meridian International" means Meridian VAT Processing (International) Limited, a company incorporated in Jersey.

          "Meridian Loan" means the loan by Meridian International to Meridian in an aggregate amount not to exceed approximately 12,700,000 Euros.

          "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

          "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

          "Multiple Employer Plan" means a Plan which any Consolidated Party or any ERISA Affiliate and at least one employer other than the Consolidated Parties or any ERISA Affiliate are contributing sponsors.

          "Net Cash Proceeds" means the aggregate cash proceeds received by the Consolidated Parties in respect of any Asset Disposition, Equity Issuance or Debt Issuance, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, sales commissions and compensation related expenses) and (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, cash received upon the sale or other disposition of any non-cash consideration received by the Consolidated Parties in any Asset Disposition, Equity Issuance or Debt Issuance.

          "Note" means the Revolving Note.

          "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

          "Other Taxes" shall have the meaning assigned to such term in Section 3.9.

          "Parent" means PRG-Schultz International, Inc., a Georgia corporation, together with any successors and permitted assigns.

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

          "Permitted Investments" means Investments which are either (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iv) Investments existing as of the Closing Date and set forth in Schedule 1.1(b); (v) Guaranty Obligations permitted by Section 8.1; (vi) advances or loans to directors, officers, employees, agents, customers or suppliers that do not exceed $500,000 in the aggregate at any one time outstanding for all of the Consolidated Parties; (vii) Investments by one Credit Party in another Credit Party (other than the Parent); (viii) Investments by the Borrower in the Parent in an amount necessary to allow the Parent to pay regularly scheduled interest payments on the Subordinated Debt; (ix)

     Investments  in  Foreign  Subsidiaries  of the  Parent in an amount  not to exceed $4,000,000 in the aggregate during the term of this Credit Agreement; provided, however, that (a) such basket amount shall be increased to $6,000,000 in the aggregate during the term of this Credit Agreement following the delivery of the Compliance Certificate for the fiscal quarter ended March 31, 2005 if (x) Consolidated EBITDA for the three fiscal quarters ended March 31, 2005 is at least $24,500,000 and (y) no Default or Event of Default has occurred and is continuing, (b) such basket amount shall be increased to $6,000,000 in the aggregate during the term of this Credit Agreement following the delivery of the Compliance Certificate for the fiscal quarter ended June 30, 2005 if (x) Consolidated EBITDA for the four quarters ended June 30, 2005 is at least $30,000,000 and (y) no Default or Event of Default has occurred and is continuing, (c) such basket amount shall be increased to $10,000,000 in the aggregate during the term of this Credit Agreement following delivery of the Compliance Certificate for the fiscal quarter ended September 30, 2005 if no Default or Event of Default has occurred and is continuing and (d) such basket amount shall be increased to $15,000,000 in the aggregate during the term of this Credit Agreement following delivery of the Compliance Certificate for the fiscal quarter ended March 31, 2006 if no Default or Event of Default has occurred and is continuing; provided, that for purposes of calculating Investments in Foreign Subsidiaries for purposes of this clause (ix), the actual aggregate Investments in Foreign Subsidiaries shall be reduced by an amount equal to cash repatriated to the United States from Meridian; (x) compensation advances to commissioned auditors made in the ordinary course of business; (xi) Investment by Meridian International in Meridian in the form of the Meridian Loan; and (xii) other loans, advances and Investments of a nature not contemplated in the foregoing subsections in an amount not to exceed $1,000,000 in the aggregate at any time outstanding.

          "Permitted Liens" means:

          (i)  Liens  in  favor  of  the  Lender  to  secure  the  Credit  Party
     Obligations;

          (ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

          (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

          (iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (v) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

          (vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

          (vii) Liens on Property of any Person securing purchase money Indebtedness (including Capital Leases and Synthetic Leases) of such Person to the extent permitted under Section 8.1(c), provided that any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;

          (viii) leases or subleases granted to others not interfering in any material respect with the business of any Consolidated Party;

          (ix) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

          (x) Liens existing as of the Closing Date and set forth on Schedule 1.1(c); provided that (a) no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced;

          (xi) Lien in favor of Meridian International on the Capital Stock of PRG-Schultz UK Ltd. owned by Tamebond which Lien secures the Meridian Loan; and

          (xii) Liens on Property of Meridian or any of its Subsidiaries securing those obligations of Meridian or any of its Subsidiaries permitted under Section 8.1(h).

          "Person"  means any  individual,  partnership,  joint  venture,  firm,
     corporation,   limited  liability  company,  association,  trust  or  other enterprise (whether or not incorporated) or any Governmental Authority.

          "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

          "Pledge Agreement" means the pledge agreement dated as of the Closing Date executed in favor of the Lender by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Receivables" shall have the meaning given such term in the definition of "Eligible Receivables".

          "Register" shall have the meaning given such term in Section 10.3(c).

          "Regulation T, U, or X" means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

          "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

          "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

          "Restricted Payment" means (i) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (including without limitation any payment in connection with any merger or consolidation involving any Consolidated Party), or to the direct or indirect holders of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, in their capacity as such (other than dividends or distributions payable in the same class of Capital Stock of the applicable Person or to any Credit Party (directly or indirectly through Subsidiaries), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding.

          "Revolving Commitment" means the obligation of the Lender to make Revolving Loans to the Borrower pursuant to Section 2.1.

          "Revolving    Committed   Amount"   means   Thirty   Million   Dollars
     ($30,000,000), as such amount may be reduced pursuant to Section 3.4.

          "Revolving  Loans"  shall have the  meaning  assigned  to such term in
     Section 2.1(a).

          "Revolving  Note"  shall  have the  meaning  assigned  to such term in
     Section 3.12.

          "Revolving Obligations" means, collectively, the Revolving Loans and the LOC Obligations.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

          "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to any Consolidated Party of any Property, whether owned by such Consolidated Party as of the Closing Date or later acquired, which has been or is to be sold or transferred by such Consolidated Party to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such Property.

          "Security Agreement" means the security agreement dated as of the Closing Date executed in favor of the Lender by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

          "Ship & Debit  Division"  means the discrete  unit within the Borrower
     responsible  for  providing   revenue   recovery   services  to  electronic
     manufacturers and similar businesses.

          "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

          "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Subordinated Debt" means the Indebtedness of the Parent evidenced by the Indenture in an aggregate principal amount not to exceed $125,000,000.

          "Subsidiary" means, as to any Person at any time, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock.

          "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease.

          "Tamebond" means Tamebond Limited, a U.K. corporation.

          "Taxes" shall have the meaning assigned to such term in Section 3.9.

          "Treasury Management Agreement" means any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services.

          "Type" means, with respect to any Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

          "U.S. Retail Key Client Claim Retention Rate" means the sum of (i) the net-approved claims of the Borrower and its Domestic Subsidiaries for U.S. Retail Key Clients for the most recent fiscal quarter and (ii) changes to work-in-process for the Borrower and its Domestic Subsidiaries for U.S. Retail Key Clients for such period, divided by the gross claims of the Borrower and its Domestic Subsidiaries for U.S. Retail Key Clients produced during such period.

          "U.S. Retail Key Client Effective Fee Rate" means the revenue of the Borrower and its Domestic Subsidiaries from the U.S. Retail Key Clients for the most recent fiscal quarter as determined in accordance with GAAP divided by net-approved claims of the Borrower and its Domestic Subsidiaries for U.S. Retail Key Clients for such period.

          "U.S. Retail Key Client WIP" means the claims in the Claims Management System for U.S. Retail Key Clients not yet approved for invoicing, but presented to the client or vendor awaiting approval.

          "U.S. Retail Key Clients" means the top 40 retail clients for revenue recognized of the Borrower and its Domestic Subsidiaries for the most recent fiscal year.

          "Unreimbursed Amount" has the meaning set forth in Section 2.2(c)(i).

          "Unused Fee" shall have the meaning assigned to such term in Section 3.5(a).

          "Unused Fee Calculation Period" shall have the meaning assigned to such term in Section 3.5(a).

          "Unused Revolving Committed Amount" means, for any period, the amount by which (a) the then applicable Revolving Committed Amount exceeds (b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Revolving Loans plus (ii) the outstanding aggregate principal amount of all LOC Obligations.

          "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

          "Wal-Mart Holdback Receivables" means those certain Receivables owing from Wal-Mart Stores, Inc. with a due date later than one year after the invoice date.

          "Wholly Owned Subsidiary" of any Person means any Subsidiary 100% of whose Voting Stock is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

     1.2 COMPUTATION OF TIME PERIODS.

     For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

     1.3 ACCOUNTING TERMS.

     Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1; provided, however, if (a) the Credit Parties shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Lender shall so object in writing within 60 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Credit Parties to the Lender as to which no such objection shall have been made.

     Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in
Section 7.11 after any Asset Disposition or to determine pro forma compliance with respect to any such Asset Disposition, such Asset Disposition shall be deemed to have occurred on the first day of the four fiscal quarter period immediately preceding the date of such Asset Disposition and the applicable income statement items (whether positive or negative) and Indebtedness attributable to the Person or Property related to the applicable Asset Disposition shall be excluded (rather than included) from such calculation. Notwithstanding the foregoing, following the disposition of the Communications Division, the Meridian Business (to the extent such disposition is approved in writing by the Lender) or Ship & Debit Division, as applicable, the income statement items (whether positive or negative) attributable to such division or business shall be included in the calculation of the financial covenants set forth in Section 7.11 to the extent related to any period applicable in such calculation.



                                    SECTION 2

                                CREDIT FACILITIES

     2.1 REVOLVING LOANS.

          (a) Revolving Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, the Lender agrees to make available to the Borrower revolving credit loans requested by the Borrower in Dollars ("Revolving Loans") from time to time from the Closing Date until the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein;
     provided, however, that the Revolving Obligations outstanding shall not exceed the lesser of (i) the Revolving Committed Amount, (ii) the Available Revolving Committed Amount and (iii) the Borrowing Base. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than eight (8) Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

          (b) Revolving Loan Borrowings.

               (i) Notice of Borrowing. The Borrower shall request a Revolving Loan borrowing by written notice (or telephonic notice promptly confirmed in writing) to the Lender not later than 11:00 A.M. (Atlanta, Georgia time) on the Business Day of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify
          (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Loan Notice (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder.

               (ii) Minimum Amounts. Each Revolving Loan that is a Base Rate Loan shall be in a minimum aggregate principal amount of $100,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less), and each Revolving Loan that is a Eurodollar Loan shall be in a minimum aggregate principal amount of $1,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

          (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Maturity Date, unless accelerated sooner pursuant to Section 9.2.

          (d) Interest. Subject to the provisions of Section 3.1,

               (i) Base Rate Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

               (ii) Eurodollar Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

     Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

          (e) Revolving Notes. The Revolving Loans made by the Lender shall be evidenced by a duly executed promissory note of the Borrower to the Lender in an original principal amount equal to Revolving Committed Amount and in substantially the form of Exhibit B.

     2.2 LETTER OF CREDIT SUBFACILITY.

          (a) The Letter of Credit Commitment.

               (i) Subject to the terms and conditions set forth herein, the Lender agrees from time to time on any Business Day during the period from the Closing Date to but not including the Maturity Date to issue standby Letters of Credit in Dollars for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

               (ii) The Lender shall be under no obligation to issue any Letter of Credit if:

                    (A) after  giving  effect to such Letter of Credit,  (i) the sum of the outstanding principal amount of Revolving Loans plus the outstanding amount of LOC Obligations would exceed the lesser of (I) the Revolving Committed Amount, (II) the Available Revolving Committed Amount and (III) the Borrowing Base or (ii) the outstanding amount of LOC Obligations would exceed the LOC Committed Amount;

                    (B) any order, judgment or decree of any Governmental Authority or arbitrator with jurisdiction over the Lender shall by its terms purport to enjoin or restrain the Lender from issuing such Letter of Credit, or any Law applicable to the Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Lender shall prohibit, or request that the Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Lender in good faith deems material to it;

                    (C) the expiry date of such Letter of Credit would occur (x)
               after the date five (5) days prior to the Maturity Date or (y) more than twelve months after the date of issuance or last renewal; or

                    (D) the issuance of such Letter of Credit would  violate one or more policies of the Lender.

               (iii) The Lender shall be under no obligation to amend any Letter of Credit if (A) the Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

          (b) Procedures for Issuance and Amendment of Letters of Credit. Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the Lender in the form of a Letter of Credit Application, appropriately completed and signed by an Executive Officer of the Borrower. Such Letter of Credit Application must be received by the Lender not later than 11:00 a.m. (Atlanta, Georgia time) at least three Business Days (or such later date and time as the Lender may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the
     Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Lender may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Lender (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Lender may reasonably require.

          (c) Drawings and Reimbursements. Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the Lender shall promptly notify the Borrower thereof. Not later than 11:00 a.m. (Atlanta, Georgia time) on the date of any payment by the Lender under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the Lender in an amount equal to the amount of such drawing. In the event the Borrower fails to so reimburse the Lender, the Borrower shall be deemed to have requested a borrowing of Revolving Loans to be disbursed on the Honor Date in an amount equal to the amount of the unreimbursed drawing (the "Unreimbursed Amount"), without regard to the minimum and multiples specified in Section 2.1 for the principal amount of Revolving Loans, but subject to the amount of the unutilized portion of the lesser of
     (i) the Revolving Committed Amount, (ii) the Available Revolving Committed Amount and (iii) the Borrowing Base and the conditions set forth in Section
     5.2 (other than the delivery of a Loan Notice). If any Unreimbursed Amount is not fully refinanced by a borrowing of Revolving Loans because the conditions set forth in Section 5.2 cannot be satisfied or for any other reason, the amount of the Unreimbursed Amount that is not so refinanced shall bear interest at the Default Rate until reimbursed by the Borrower.

          (d) Obligations Absolute. The obligation of the Borrower to reimburse the Lender for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:

               (i) any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, any other Credit Document or any other agreement or instrument relating thereto;

               (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Lender or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

               (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

               (iv) any payment by the Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

               (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

     The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to them and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the Lender. The Borrower shall be conclusively deemed to have waived any such claim against the Lender and its correspondents unless such notice is given as aforesaid.


          (e) Role of Lender. The Borrower agrees that, in paying any drawing under a Letter of Credit, the Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. The Lender shall not be liable or responsible for (i) any action taken or omitted in the absence of gross negligence or willful misconduct; or (ii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application; provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Lender, and the Lender may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Lender's bad faith, willful misconduct or gross negligence or the Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          (f) Cash Collateral. If, as of the Maturity Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then outstanding amount of all LOC Obligations. For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Lender, as collateral for the LOC Obligations, cash or deposit account balances in an amount equal to the then outstanding amount of all LOC Obligations pursuant to documentation in form and substance satisfactory to the Lender. Derivatives of such term have corresponding meanings. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts with the Lender.

          (g) Applicability of ISP98. Unless otherwise expressly agreed by the Lender and the Borrower when a Letter of Credit is issued, the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

          (h) Documentary and Processing Charges Payable to Lender. The Borrower shall pay directly to the Lender for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such the Lender relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

          (i) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

          (j) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Parent, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.


                                    SECTION 3

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

     3.1 DEFAULT RATE.

     Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Adjusted Base Rate plus 2%).

     3.2 EXTENSION AND CONVERSION.

     The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans or extended as Eurodollar Loans for new Interest Periods only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if the conditions precedent set forth in Section 5.2 are satisfied on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in, with respect to Revolving Loans, Section 2.1(b)(ii), (iv) no more than eight (8) Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period) and (v) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Loan Notice (or telephonic notice promptly confirmed in writing) to the Lender prior to 11:00 a.m. (Atlanta, Georgia time) on the third Business Day prior to the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (b), (c), (d), (e) and (f) of Section 5.2. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto.

     3.3 PREPAYMENTS.

          (a) Voluntary Prepayments. The Borrower shall have the right to prepay Revolving Loans in whole or in part from time to time; provided, that (i) Eurodollar Loans may not be prepaid other than at the end of the Interest Period applicable thereto and only then upon notice by the Borrower to the Lender (which may be given by telephone) by no later than 11:00 a.m. (Atlanta, Georgia time) at least three Business Days' prior to the day of the requested prepayment, (ii) Base Rate Loans may be prepaid by the Borrower giving notice to the Lender (which may be given by telephone) no later than 11:00 a.m. (Atlanta, Georgia time) on the date of the requested prepayment and (iii) each partial prepayment of Loans shall be in a minimum principal amount of $100,000 and integral multiples of $100,000, in the case of Base Rate Loans, and $100,000 and integral multiples of $100,000, in the case of Eurodollar Loans. Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect; provided that if the Borrower fails to specify a voluntary prepayment then such prepayment shall be applied to Revolving Loans, in each case first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(a) shall be subject to Section 3.11, but otherwise without premium or penalty.

          (b) Mandatory Prepayments.

               (i) Revolving Committed Amount. If at any time (A) the Revolving Obligations then outstanding shall exceed the lesser of (I) the Revolving Committed Amount, (II) the Available Revolving Committed Amount and (III) the Borrowing Base or (B) the aggregate amount of LOC Obligations outstanding shall exceed the LOC Committed Amount, the Borrower shall immediately make payment on the Loans and/or to a cash collateral account in respect of the LOC Obligations, in an amount sufficient to eliminate such excess.

               (ii) Asset Disposition. The Borrower shall immediately prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of any Asset Disposition (other than any Asset Disposition permitted by Section 8.5(i), (ii), (iii), (iv) or (v)) (to be applied as set forth in Section 3.3(c) below).

               (iii) Equity Issuance. Immediately upon receipt by a Credit Party or any of its Subsidiaries (other than the Parent) of proceeds from any Equity Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Equity Issuance to the Lender (such prepayment to be applied as set forth in Section 3.3(c) below).

               (iv) Debt Issuance. Immediately upon receipt by a Credit Party or any of its Subsidiaries of proceeds from any Debt Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Debt Issuance to the Lender (such prepayment to be applied as set forth in Section 3.3(c) below).

          (c) Application of Mandatory Prepayments. All amounts required to be paid pursuant to Section 3.3(b) shall be applied as follows: (i) with respect to all amounts prepaid pursuant to Section 3.3(b)(i), first to the Revolving Loans and second to a cash collateral account to secure LOC Obligations and (ii) with respect to all amounts required to be paid pursuant to Section 3.3(b)(ii), (iii) and (iv), first to the Revolving Loans (with a corresponding permanent reduction in the Revolving Committed Amount) and second to cash collateral account to secure LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this
     Section 3.3(c) shall be subject to Section 3.11.

     3.4 TERMINATION AND REDUCTION OF REVOLVING COMMITTED AMOUNT.

          (a) Revolving Commitment. The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount) upon five Business Days' prior written notice to the Lender; provided, that, no such termination or reduction shall be made which would cause the Revolving Obligations outstanding to exceed the lesser of (A) the Revolving Committed Amount, (B) the Available Revolving Committed Amount and (C) the Borrowing Base, unless, concurrently with such termination or reduction, the Loans are repaid to the extent necessary to eliminate such excess.

          (b) Mandatory Reductions. On any date that the Revolving Loans are required to be prepaid pursuant to Sections 3.3(b)(ii), (iii) or (iv), the Revolving Committed Amount automatically shall be permanently reduced by the amount of such required prepayment and/or reduction.

          (c) Available Revolving Committed Amount. If the Revolving Committed Amount is reduced below the Available Revolving Committed Amount pursuant to Section 3.4(a) or (b), the Available Revolving Committed Amount shall immediately be reduced in an amount necessary to eliminate such excess.

     3.5 FEES.

          (a) Unused Fee. In consideration of the Revolving Commitments of the Lender hereunder, the Borrower agrees to pay to the Lender a fee (the "Unused Fee") equal to 0.50% per annum on the Unused Revolving Committed Amount for each day during the applicable Unused Fee Calculation Period (hereinafter defined). The Unused Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last business day of each March, June, September and December (and any date that the Revolving Committed Amount is reduced as provided in Section 3.4 and the Maturity Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an "Unused Fee Calculation Period"), beginning with the first of such dates to occur after the Closing Date.

          (b) Letter of Credit Fees. In consideration of the issuance of Letters of Credit hereunder, the Borrower promises to pay to the Lender a fee (the "Letter of Credit Fee") on the average daily maximum amount available to be drawn under each such Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to 3.00%. The Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

     3.6 INCREASE COST AND REDUCED RETURN; CAPITAL ADEQUACY.

     (a) If the Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or the Lender's compliance therewith, there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining Eurodollar Loans or (as the case may be) issuing Letters of Credit, or a reduction in the amount received or receivable by the Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.1 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which the Lender is organized or has its lending office), then from time to time upon demand of the Lender, the Borrower shall pay to the Lender such additional amounts as will compensate the Lender for such increased cost or reduction; provided, however, that no such amounts shall be payable hereunder with respect to an increase in costs incurred more than one (1) year before the Lender demands compensation under this Section 3.6(a).

     (b) If the Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by the Lender (or its lending office) therewith, has the effect of reducing the rate of return on the capital of the Lender or any corporation controlling the Lender as a consequence of the Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and the Lender's desired return on capital), then from time to time upon demand of the Lender, the Borrower shall pay to the Lender such additional amounts as will compensate the Lender for such reduction;

provided, however, that no such amounts shall be payable hereunder with respect to a reduction in rate of return incurred more than one (1) year before the Lender demands compensation under this Section 3.6(b).

     3.7 INABILITY TO DETERMINE RATES.

     If the Lender determine that for any reason in connection with any request for a Eurodollar Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Loan,
(b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan , or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to the Lender of funding such Loan, the Lender will promptly so notify the Borrower. Thereafter, the obligation of the Lender to make or maintain Eurodollar Loans shall be suspended until the Lender revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

     3.8 ILLEGALITY.

     Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for the Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) the Lender shall promptly give written notice of such circumstances to the Borrower (which notice shall be withdrawn whenever such circumstances no longer exist),
(b) the commitment of the Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans, shall forthwith be canceled and, until such time as it shall no longer be unlawful for the Lender to make or maintain Eurodollar Loans, the Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and
(c) the Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to the Lender such amounts, if any, as may be required pursuant to Section 3.13.

     3.9 TAXES.

     (a) Any and all payments by any Credit Party to or for the account of the Lender hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding taxes imposed on or measured by the Lender's overall net income, and franchise or similar taxes imposed on the Lender (in lieu of, or in addition to, net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Lender is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If any Credit Party shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Credit Document to the Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty days after the date of such payment, such Credit Party shall furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof or, if no such receipt is available, other evidence of payment reasonably satisfactory to the Lender.

     (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Credit
Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Credit Document (hereinafter referred to as "Other Taxes").

     (c) The Borrower agrees to indemnify the Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Lender, and
(ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (c) shall be made within thirty days after the date the Lender makes a demand therefor.

     3.10 COMPENSATION.

     Upon demand of the Lender from time to time, the Borrower shall promptly compensate the Lender for and hold the Lender harmless from any loss, cost or expense (other than the loss of anticipated profit) incurred by it as a result of:

          (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

          (b) any failure by the Borrower (for a reason other than the failure of the Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by the Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrower to the

Lender under this Section 3.10, the Lender shall be deemed to have funded each Eurodollar Loan made by it at the Interbank Offered Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded.

     3.11 PAYMENTS, COMPUTATIONS, ETC.

     Except as otherwise specifically provided herein, all payments hereunder shall be made to the Lender in Dollars in immediately available funds, without condition or deduction for any counterclaim, defense, recoupment or setoff not later than 2:00 p.m. (Atlanta, Georgia time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Lender may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower or any other Credit Party maintained with the Lender (with notice to the Borrower or such other Credit Party). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Lender the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

     3.12 EVIDENCE OF DEBT.

     The Loans and issuances of Letters of Credit made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be prima facie evidence of the existence of the amount of the Loans and issuances of Letters of Credit made by the Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Credit Party Obligations. The Borrower shall execute and deliver to the Lender a promissory note, which shall evidence the Revolving Loans in addition to such accounts or records. The promissory note shall be in the form of Exhibit B (the "Revolving Note"). The Lender may attach schedules to the Revolving Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

     3.13 MITIGATION.

     The Lender shall use reasonable efforts to avoid or mitigate any increased cost or suspension of availability of an interest rate under Section 3.6, 3.7,
3.8 and 3.9 to the greatest extent practicable (including transferring the Loans to another lending officer or affiliate of the Lender) unless, in the opinion of the Lender, such efforts would be likely to have an adverse effect upon the Lender.


                                    SECTION 4

                                    GUARANTY

     4.1 THE GUARANTY.

     Each of the Guarantors hereby jointly and severally guarantees to the Lender, each Affiliate of the Lender that enters into a Hedging Agreement or Treasury Management Agreement, and the Lender as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, Hedging Agreements or Treasury Management Agreements, the obligations of each Guarantor under this Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

     4.2 OBLIGATIONS UNCONDITIONAL.

     The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, Hedging Agreements or Treasury Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 4 until such time as the Lender (and any Affiliates of the Lender entering into Hedging Agreements or Treasury Management Agreements) has been paid in full, all Commitments under this Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lender in connection with monies received under the Credit Documents, Hedging Agreements or Treasury Management Agreements. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

          (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;

          (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement, any Treasury Management Agreement or any other agreement or instrument referred to in the Credit Documents, Hedging Agreements or Treasury Management Agreements shall be done or omitted;

          (c) the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement, any Treasury Management Agreement or any other agreement or instrument referred to in the Credit Documents, Hedging Agreements or Treasury Management Agreements shall be waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

          (d) any Lien granted to, or in favor of, the Lender as security for any of the Credit Party Obligations shall fail to attach or be perfected; or

          (e) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement, any Treasury Management Agreement or any other agreement or instrument referred to in the Credit Documents, Hedging Agreements or Treasury Management Agreements, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.

     4.3 REINSTATEMENT.

     The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Lender in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     4.4 CERTAIN ADDITIONAL WAIVERS.

     Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Credit Party Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

     4.5 REMEDIES.

     The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Lender, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of
Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Security Agreement, the Pledge Agreement and the other Collateral Documents and that the Lender may exercise its remedies thereunder in accordance with the terms thereof.

     4.6 RIGHTS OF CONTRIBUTION.

     The Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Guarantor shall have a right of contribution from each other Guarantor in accordance with applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the Credit Party
Obligations until such time as the Credit Party Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated, and none of the Guarantors shall exercise any such contribution rights until the Credit Party Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated.

     4.7 GUARANTEE OF PAYMENT; CONTINUING GUARANTEE.

     The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.

                                    SECTION 5

                                   CONDITIONS

     5.1 CLOSING CONDITIONS.

     The obligation of the Lender to enter into this Credit Agreement and to make the initial Loans or to issue the initial Letter of Credit, whichever shall occur first, shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Lender in its reasonable discretion):

          (a) Executed Credit Documents. Receipt by the Lender of duly executed copies of: (i) this Credit Agreement, (ii) the Note, (iii) the Collateral Documents and (iv) all other Credit Documents, each in form and substance acceptable to the Lender in its reasonable discretion.

          (b) Corporate Documents. Receipt by the Lender of the following:

               (i) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

               (ii) Bylaws. A copy of the bylaws of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

               (iii) Resolutions. Copies of resolutions of the Board of Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

               (iv) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect.

               (v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

          (c) Financial Statements. Receipt by the Lender of the consolidated financial statements of the Parent and its Subsidiaries, including balance sheets and income and cash flow statements for the nine month and three month periods ending September 30, 2004 prepared in conformity with GAAP (which financial statements shall not be materially different from the forecast delivered to the Lender as of September 29, 2004) and (ii) such other information relating to the Parent and its Subsidiaries as the Lender may reasonably require in connection with the structuring and syndication of credit facilities of the type described herein.

          (d) Opinions of Counsel. The Lender shall have received a legal opinion in form and substance reasonably satisfactory to the Lender dated as of the Closing Date from counsel to the Credit Parties.

          (e) Personal Property Collateral. The Lender shall have received:

               (i) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Lender's security interest in the Collateral (it being understood and agreed that liens are not to be perfected with respect to personal property located in certain field offices), copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

               (ii) duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Lender's reasonable discretion, to perfect the Lender's security interest in the Collateral;

               (iii) searches of ownership of intellectual property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Lender in order to perfect the Lender's security interest in the Collateral;

               (iv) all stock certificates evidencing the Capital Stock pledged to the Lender pursuant to the Pledge Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Lender in its reasonable discretion under the law of the jurisdiction of incorporation of such Person);

               (v) such patent/trademark/copyright filings as requested by the Lender in order to perfect the Lender's security interest in the Collateral; and

               (vi) duly executed consents as are necessary, in the Lender's sole discretion, to perfect the Lender's security interest in the Collateral.

          (f) Priority of Liens. The Lender shall have received satisfactory evidence that (i) the Lender holds a perfected, first priority Lien on all Collateral and (ii) none of the Collateral is subject to any other Liens other than Permitted Liens.

          (g) Evidence of Insurance. Receipt by the Lender of copies of insurance policies or certificates of insurance of the Consolidated Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Lender as sole loss payee.

          (h) Material Adverse Effect. No material adverse change shall have occurred since December 31, 2003 in the condition (financial or otherwise), business, assets, operations, management or prospects of the Consolidated Parties taken as a whole.

          (i) Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding against a Consolidated Party that could reasonably be expected to have a Material Adverse Effect.

          (j) Officer's Certificates. The Lender shall have received a certificate or certificates executed by an Executive Officer of the Borrower as of the Closing Date stating that (A) each Credit Party is in compliance with all existing financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or, to the knowledge of such Executive Officer, threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, and (D) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (1) each Credit Party is Solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and
     (4) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.11.

          (k) Fees and Expenses. Payment by the Credit Parties of all fees and expenses owed by them to the Lender, including, without limitation, payment to the Lender of the fees set forth in the Engagement Letter (and the term sheet attached thereto).

          (l) Opening Borrowing Base Report. The Lender shall have received a Borrowing Base Certificate executed by an Executive Officer certifying the Borrowing Base as of the most recent month end for which the financial records have been closed by the Borrower.

          (m) Other. Receipt by the Lender of such other documents, instruments, agreements or information as reasonably requested by the Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Consolidated Parties.

     5.2 CONDITIONS TO ALL EXTENSIONS OF CREDIT.

     The obligations of the Lender to make, convert or extend any Loan and to issue or extend any Letter of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.1:

          (a) The Borrower shall have delivered (i) in the case of any Revolving Loan, an appropriate Loan Notice or (ii) in the case of any Letter of Credit, the Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2(b);

          (b) The representations and warranties set forth in Section 6 shall, subject to the limitations set forth therein, be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

          (c) There shall not have been commenced against any Consolidated Party an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

          (d) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto;

          (e) No circumstances, events or conditions shall have occurred since December 31, 2003 which would have a Material Adverse Effect; and

          (f) Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, the sum of the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations outstanding shall not exceed the lesser of (A) the Revolving Committed Amount, (B) the Available Revolving Committed Amount and (C) the Borrowing Base, (ii) the LOC Obligations shall not exceed the LOC Committed Amount.

The delivery of each Loan Notice and each request for a Letter of Credit pursuant to Section 2.2(b) shall constitute a representation and warranty by the Credit Parties of the correctness of the matters specified in subsections (b),
(c), (d), (e) and (f) above.

                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

     The Credit Parties hereby represent to the Lender that:

     6.1 FINANCIAL CONDITION.

     The financial statements delivered to the Lender pursuant to Section 5.1(c) and Section 7.1(a) and (b), (i) have been prepared in accordance with GAAP and
(ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.

     6.2 NO MATERIAL CHANGE.

     Since December 31, 2003 (a) there has been no development or event relating to or affecting a Consolidated Party which has had or could reasonably be expected to have a Material Adverse Effect and (b) except as otherwise permitted under this Credit Agreement, no dividends or other distributions have been declared, paid or made upon the Capital Stock in a Consolidated Party nor has any of the Capital Stock in a Consolidated Party been redeemed, retired, purchased or otherwise acquired for value.

     6.3 ORGANIZATION AND GOOD STANDING.

     Each of the Consolidated Parties (a) is duly organized, validly existing and is in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing could not be reasonably expected to have a Material Adverse Effect.

     6.4 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

     Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit
Documents to which it is a party, and in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party, except for filings to perfect the Liens created by the

Collateral Documents. This Credit Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     6.5 NO CONFLICTS.

     Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

     6.6 NO DEFAULT.

     No  Consolidated  Party is in default in any  respect  under any  contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lender.

     6.7 OWNERSHIP.

     Each Consolidated Party is the owner of, and has good and marketable title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens.

     6.8 INDEBTEDNESS.

     Except as otherwise permitted under Section 8.1, the Consolidated Parties have no Indebtedness.

     6.9 LITIGATION.

     Except as provided on Schedule 6.9, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against any Consolidated Party which could reasonably be expected to have a Material Adverse Effect.

     For the avoidance of doubt, if any action, suit or legal, equitable, arbitration or administrative proceedings identified on Schedule 6.9 shall result in or lead to a Material Adverse Effect, the Credit Parties hereby agree that the Lender shall be under no obligation to make, convert or extend any Loan or to issue or extend any Letter of Credit hereunder.

     6.10 TAXES.

     Each Consolidated Party has filed, or caused to be filed (except for those tax returns identified on Schedule 6.10), all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware as of the Closing Date of any proposed tax assessments against it or any other Consolidated Party.

     6.11 COMPLIANCE WITH LAW.

     Each Consolidated Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply could not have a Material Adverse Effect.

     6.12 ERISA.

          (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in material compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no Lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

          (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

          (c) Neither any Consolidated Party nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Consolidated Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Consolidated Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

          (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party or any ERISA Affiliate to any material liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such material liability.

          (e) Neither any Consolidated Party nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

          (f) Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Credit Parties in the preceding sentence is made in reliance upon and subject to the accuracy of the Lender's representation in Section 10.16 with respect to its source of funds and is subject, in the event that the source of the funds used by the Lender in connection with this transaction is an insurance company's general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company's general asset account do not constitute assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA of a "plan" within the meaning of Section 4975(e)(1) of the Code.

     6.13 SUBSIDIARIES.

     Set forth on Schedule 6.13 is a complete and accurate list of all Subsidiaries of each Consolidated Party. Information on Schedule 6.13 includes jurisdiction of incorporation or organization, the number of shares of each class of Capital Stock outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Consolidated Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by each such Consolidated Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule 6.13, no Consolidated Party has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock. Schedule 6.13 may be updated from time to time by the Borrower by giving written notice thereof to the Lender.

     6.14 GOVERNMENTAL REGULATIONS, ETC.

          (a) No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, in any manner that would constitute a violation of Regulation T, Regulation U or Regulation X. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Consolidated Parties. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X. If requested by the Lender, the Borrower will furnish to the Lender a statement to the effect of the foregoing sentences in conformity with the requirements of FR Form U-1 referred to in Regulation U.

          (b) No Consolidated Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the
     Investment Company Act of 1940, each as amended. In addition, no Consolidated Party is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (c) No director, executive officer or principal shareholder of any Consolidated Party is a director, executive officer or principal shareholder of the Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to the Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

          (d) Except where the failure to have or hold any such item would not have a Material Adverse Effect, each Consolidated Party has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the ownership of its respective Property and to the conduct of its respective businesses as presently conducted.

          (e) No Consolidated Party is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which violation could reasonably be expected to have a Material Adverse Effect.

          (f) Each Consolidated Party is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

     6.15 PURPOSE OF LOANS AND LETTERS OF CREDIT.

     The  proceeds of the Loans  hereunder  shall be used solely by the Borrower
(i) for working capital (ii) to make Consolidated Capital Expenditures, (iii) to refinance existing Indebtedness of the Borrower on the Closing Date and (iv) for general corporate purposes. The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.

     6.16 ENVIRONMENTAL MATTERS.

     Except where failure to comply could not reasonably be expected to have a Material Adverse Effect:

          (a) Each of the facilities and properties owned, leased or operated by the Consolidated Parties (the "Facilities") and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the businesses operated by the Consolidated Parties (the "Businesses"), and there are no conditions relating to the Businesses or Facilities that would be reasonably likely to give rise to liability under any applicable Environmental Laws.

          (b) None of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or would be reasonably likely to give rise to liability under, Environmental Laws.

          (c) No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Consolidated Party have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf of the Borrower or any Subsidiary of the Parent in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Credit Party, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the Facilities or the Businesses.

          (f) There has been no release or, threat of release of Hazardous Materials by the Borrower or its Subsidiaries at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of the Borrower or any Subsidiary of the Parent in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that would be reasonably likely to give rise to liability under Environmental Laws.

     6.17 INTELLECTUAL PROPERTY.

     Each Consolidated Party owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not have a Material Adverse Effect. Set forth on Schedule 6.17 is a list of all Intellectual Property owned by each Consolidated Party or that any Consolidated Party has the right to use. Except as provided on Schedule 6.17, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and to the Credit Parties' knowledge the use of such Intellectual Property by any Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not have a Material Adverse Effect.

     6.18 SOLVENCY.

     Each  Credit  Party  is  and,  after   consummation  of  the   transactions
contemplated by this Credit Agreement, will be Solvent.

     6.19 INVESTMENTS.

     All Investments of each Consolidated Party are Permitted Investments.

     6.20 LOCATION OF COLLATERAL.

     Set forth on Schedule 6.20 is the exact legal name, jurisdiction of incorporation or organization and chief executive office of each Credit Party.
Schedule 6.20 may be updated from time to time by the Borrower by written notice to the Lender.

     6.21 DISCLOSURE.

     Neither this Credit Agreement nor any financial statements delivered to the Lender nor any other document, certificate or statement furnished to the Lender by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

     6.22 BROKERS' FEES.

     No Consolidated Party has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents.

     6.23 LABOR MATTERS.

     There are no collective bargaining agreements or Multiemployer Plans covering the employees of a Consolidated Party as of the Closing Date and none of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

                                    SECTION 7

                              AFFIRMATIVE COVENANTS

     Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other
Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

     7.1 INFORMATION COVENANTS.

     The Credit Parties will furnish, or cause to be furnished, to the Lender:

          (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Consolidated Parties, a consolidated balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Lender and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Consolidated Parties as a going concern.

          (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Consolidated Parties (other than the fourth fiscal quarter, in which case 90 days after the end thereof) a consolidated balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal quarter, together with related consolidated statements of operations for such fiscal quarter and cash flows for such year to date, in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in a form satisfying the Securities and Exchange Commission requirements for a 10-Q filing or otherwise in reasonable form and detail and reasonably acceptable to the Lender, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

          (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer of the Borrower substantially in the form of Exhibit C, (i) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

          (d) Borrowing Base Certificate. Within thirty (30) days after the end of each calendar month, a certificate as of the end of such calendar month, substantially in the form of Exhibit D and certified by an Executive Officer of the Borrower to be true and correct in all material respects as of the date thereof (a "Borrowing Base Certificate"), together with supporting detail for the calculation of the Borrowing Base contained in such Borrowing Base Certificate (in form reasonably satisfactory to the Lender).

          (e) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

          (f) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to any Consolidated Party in connection with any annual, interim or special audit of the books of such Person.

          (g) Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Consolidated Party shall send to its shareholders or to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder and (ii) upon the request of the Lender, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

          (h) Notices. Upon obtaining knowledge thereof, the Credit Parties will give written notice to the Lender promptly of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (ii) the occurrence of any of the following with respect to any Consolidated Party (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is likely to have a Material Adverse Effect, (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could be reasonably expected to have a Material Adverse Effect, or (C) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Person or any ERISA Affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan.

          (i) ERISA. Upon obtaining knowledge thereof, the Credit Parties will give written notice to the Lender promptly (and in any event within five business days) of: (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Lender with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

          (j) Environmental.

               (i) Upon the reasonable written request of the Lender, the Credit Parties will furnish or cause to be furnished to the Lender, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Lender as to the nature and extent of the presence of any Hazardous Materials on any Facilities that are either owned by a Credit Party or for which the Credit Party is the tenant for a majority of the usable space, and as to the compliance by any Consolidated Party with Environmental Laws at such Facilities. If the Credit Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Lender may arrange for same, and the Consolidated Parties hereby grant to the Lender and their representatives access to the Facilities to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Lender pursuant to this provision will be payable by the Credit Parties on demand and added to the obligations secured by the Collateral Documents.

               (ii) The Consolidated Parties will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Hazardous Materials on, from or affecting any of the Facilities referred to in the preceding clause (i) to the extent necessary to be in compliance with all Environmental Laws and with the validly issued orders and directives of all Governmental Authorities with jurisdiction over such Facilities to the extent any failure could have a Material Adverse Effect.

          (k) Additional Patents and Trademarks. At the time of delivery of the financial statements and reports provided for in Section 7.1(a), a report signed by the chief financial officer or treasurer of the Borrower setting forth (i) a list of registration numbers for all patents and copyrights awarded to any Consolidated Party since the last day of the immediately preceding fiscal year and (ii) a list of all patent applications and copyright applications submitted by any Consolidated Party since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Lender.

          (l) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of any Consolidated Party as the Lender may reasonably request.

     7.2 PRESERVATION OF EXISTENCE AND FRANCHISES.

     Except as a result of or in connection with a merger of a Subsidiary permitted under Section 8.4, each Credit Party will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

     7.3 BOOKS AND RECORDS.

     Each Credit Party will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

     7.4 COMPLIANCE WITH LAW.

     Each Credit Party will, and will cause each of its Subsidiaries to, comply with all Laws and all orders, writs, injunctions and decrees applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could be reasonably expected to have a Material Adverse Effect.

     7.5 PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

     Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that no Consolidated Party shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could be reasonably expected to have a Material Adverse Effect.

     7.6 INSURANCE.

          (a) Each Credit Party will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as otherwise required by the Collateral Documents). The Lender shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Lender, that it will give the Lender thirty
     (30) days prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any Consolidated Party or any other Person shall affect the rights of the Lender under such policy or policies. The present insurance coverage of the Consolidated Parties is outlined as to carrier, policy number, expiration date, type and amount on
     Schedule 7.6.

          (b) In case of any material loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party shall promptly give written notice thereof to the Lender generally describing the nature and extent of such damage or destruction. In case of any loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Credit Party's cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed; provided, however, that such Credit Party need not repair or replace the Collateral of such Credit Party so lost, damaged or destroyed to the extent the failure to make such repair or replacement (i) is desirable to the proper conduct of the business of such Credit Party in the ordinary course and otherwise in the best interest of such Credit Party; and (ii) would not materially impair the rights and benefits of the Lender under the Collateral Documents, any other Credit Document, any Hedging Agreement or any Treasury Management Agreement. In the event a Credit Party shall receive any proceeds of such insurance in a net amount in excess of $100,000, such Credit Party will immediately pay over such proceeds to the Lender, for payment on the Credit Party Obligations; provided, however, that the Lender agrees to release such insurance proceeds to such Credit Party for replacement or restoration of the portion of the Collateral of such Credit Party lost, damaged or destroyed if, but only if, (A) no Default or Event of Default shall have occurred and be continuing at the time of release, (B) written application for such release is received by the Lender from such Credit Party within 30 days of receipt of such proceeds and (C) the Lender has received evidence reasonably satisfactory to it that the Collateral lost, damaged or destroyed has been or will be replaced or restored to its condition immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds.

     7.7 MAINTENANCE OF PROPERTY.

     Each Credit Party will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

     7.8 PERFORMANCE OF OBLIGATIONS.

     Each Credit Party will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

     7.9 USE OF PROCEEDS.

     The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 6.15.

     7.10 AUDITS/INSPECTIONS.

     Upon reasonable notice and during normal business hours, each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Lender, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Lender or its representatives to investigate and verify the accuracy of information and to discuss all such matters with the officers, employees and representatives of such Person. The Credit Parties agree that the Lender, and its representatives, may conduct an annual audit of the Collateral, at the expense of the Credit Parties.

     7.11 FINANCIAL COVENANTS.

          (i) Leverage Ratio. The Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties during the periods set forth below, shall be less than or equal to:

               (a) From July 1, 2004 to and including September 30, 2004, 4.85 to 1.0;

               (b) From October 1, 2004 to and including December 31, 2004, 4.90 to 1.0

               (c) From January 1, 2005 to and including March 31, 2005, 5.45 to 1.0;

               (d) From April 1, 2005 to and  including  June 30, 2005,  5.50 to
          1.0;

               (e) From July 1, 2005 to and including September 30, 2005, 4.60 to 1.0;

               (f) From October 1, 2005 to and including December 31, 2005, 3.95 to 1.0; and

               (g) From January 1, 2006 to and including March 31, 2006, 3.50 to 1.0.

          (ii) Consolidated EBITDA. Consolidated EBITDA of the Consolidated Parties shall not be less than (a) $6,300,000 for the three month period ending September 30, 2004, (b) $19,900,000 for the six month period ending December 31, 2004, (c) $19,900,000 for the nine month period March 31, 2005, (d) $26,300,000 for the four fiscal quarter period ending June 30, 2005, (e) $31,800,000 for the four fiscal quarter period ending September 30, 2005 and (f) $35,300,000 for the four fiscal quarter period ending
     December  31,  2005  and  for  each  four  fiscal   quarter  period  ending
     thereafter.

     7.12 ADDITIONAL CREDIT PARTIES.

          (a) As soon as practicable and in any event within 45 days after any Person becomes a Domestic Subsidiary of any Credit Party, the Borrower shall provide the Lender with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit E, (b) cause 100% of the Capital Stock of such Person to be delivered to the Lender (together with undated stock powers signed in blank) and pledged to the Lender pursuant to an appropriate pledge agreement(s) in form acceptable to the Lender in its reasonable discretion and cause such Person to deliver such other documentation as the Lender may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, and favorable opinions of counsel to such Person all in form, content and scope reasonably satisfactory to the Lender.

          (b) As soon as practicable and in any event within 180 days after any Person becomes a Material Foreign Subsidiary of any Credit Party, the Borrower shall provide the Lender with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall cause 66% of the Capital Stock of such Person to be delivered to the Lender (together with undated stock powers signed in blank (unless, such stock powers are deemed unnecessary by the Lender in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)) and pledged to the Lender pursuant to an appropriate pledge agreement(s) in form acceptable to the Lender in its reasonable discretion and cause such Person to deliver such other documentation as the Lender may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, certified resolutions and other organizational and authorizing documents of such Person, and favorable opinions of counsel to such Person all in form, content and scope reasonably satisfactory to the Lender. It is specifically understood and agreed that no Material Foreign Subsidiary shall be required to pledge any of the Capital Stock of any Foreign Subsidiary owned by such Material Foreign Subsidiary.

     7.13 ENVIRONMENTAL LAWS.

          (a) The Consolidated Parties shall comply in all material respects with, and take reasonable actions to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable actions to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

          (b) The Consolidated Parties shall conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the failure to do or the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

          (c) The Consolidated Parties shall defend, indemnify and hold harmless the Lender, and its employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of its Subsidiaries or the Facilities, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Loans and all other amounts payable hereunder, and termination of the Commitments.

     7.14 COLLATERAL.

     If, subsequent to the Closing Date, a Credit Party shall acquire any real property, intellectual property, securities instruments, chattel paper or other personal property required to be delivered to the Lender as Collateral hereunder or under any of the Collateral Documents, the Borrower shall notify the Lender of same in each case as soon as practicable after the acquisition thereof or execution of such lease agreement, as appropriate. Each Credit Party shall take such action as reasonably requested by the Lender and at its own expense, to ensure that the Lender shall have a first priority perfected Lien in all real property and personal property of the Credit Parties (whether now owned or hereafter acquired), subject only to Permitted Liens.

                                    SECTION 8

                               NEGATIVE COVENANTS

     Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other
Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

     8.1 INDEBTEDNESS.

     The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

          (b) Indebtedness of the Consolidated Parties set forth in Schedule 8.1 (and renewals, refinancings and extensions thereof);

          (c) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by any Consolidated Party to finance the purchase of fixed assets provided that (i) the total of all such purchase money Indebtedness (including any such purchase money Indebtedness referred to in subsection (b) above) shall not exceed an aggregate principal amount of $10,000,000 at any one time outstanding; (ii) such purchase money Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such purchase money Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

          (d) obligations of the Consolidated Parties in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

          (e) other unsecured Indebtedness of the Consolidated Parties in an amount not to exceed $5,000,000 in the aggregate at any one time;

          (f) the Subordinated Debt;

          (g) unsecured intercompany Indebtedness owing by a Consolidated Party to a Credit Party (permitted under Section 8.6);

          (h) obligations of Meridian or any of its Subsidiaries with respect to any letter of credit, bond or other surety provided for the account of Meridian or any of its Subsidiaries to support Meridian's or any of its Subsidiaries' obligations to the French VAT authorities; provided, that (i) the aggregate amount of such obligations shall not exceed $6,000,000 in the aggregate and (ii) such Indebtedness shall not have a cross-default to the Indebtedness arising under this Credit Agreement and the other Credit Documents; and

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

          (i) the Meridian Loan.

     8.2 LIENS.

     The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property (other than any "margin stock" within the meaning of Regulation U), whether now owned or after acquired, except for Permitted Liens.

     8.3 NATURE OF BUSINESS.

     The Credit Parties will not permit any Consolidated Party to materially alter the nature of the business conducted by such Person as of the Closing Date.

     8.4 CONSOLIDATION, MERGER, DISSOLUTION, ETC.

     The Credit Parties will not permit any Consolidated Party to enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this Section 8.4, (a) the Parent or the Borrower may merge or consolidate with any of its Subsidiaries provided that (i) the Parent or the Borrower shall be the continuing or surviving corporation, (ii) the Parent shall not merge or consolidate with the Borrower, (iii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Lender may reasonably request in order to maintain the perfection and priority of the Lender's liens on the assets of the Credit Parties as required by Section 7.14 after giving effect to such transaction and
(iv) after giving effect to such transaction, no Default or Event of Default exists, (b) any Credit Party other than the Borrower and the Parent may merge or consolidate with any other Credit Party other than the Borrower or the Parent provided that (i) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Lender may reasonably request in order to maintain the perfection and priority of the Lender's liens on the assets of the Credit Parties as required by Section 7.14 after giving effect to such transaction and (ii) after giving effect to such transaction, no Default or Event of Default exists, (c) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any Credit Party provided that (i) such Credit Party shall be the continuing or surviving corporation, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Lender may reasonably request in order to maintain the perfection and priority of the Lender's liens on the assets of the Credit Parties as required by Section 7.14 after giving effect to such transaction and (iii) after giving effect to such transaction, no Default or Event of Default exists, and (d) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any other Consolidated Party which is not a Credit Party provided that, after giving effect to such transaction, no Default or Event of Default exists.

     8.5 ASSET DISPOSITIONS.

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

     The Credit Parties will not permit any Consolidated Party to make any Asset Disposition (including, without limitation, any Sale and Leaseback Transaction) other than:

          (i) the sale of inventory in the ordinary course of business for fair consideration;

          (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business;

          (iii) the sale, transfer or other disposition of "margin stock" within the meaning of Regulation U;

          (iv) other sales of assets in an aggregate amount not to exceed $1,000,000 in any fiscal year; and

          (v) the sale of the Ship & Debit Division; provided that (A) the Borrower receives at least $1,000,000 in Net Cash Proceeds from the sale of such division and (B) the Borrower immediately prepays the Loans with such Net Cash Proceeds in accordance with the terms of Section 3.3(b)(ii).

     Upon a sale of assets permitted by this Section 8.5, the Lender shall deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Lender's security interest in such assets.

     8.6 INVESTMENTS.

     The Credit Parties will not permit any Consolidated Party to make Investments in or to any Person, except for Permitted Investments.

     8.7 RESTRICTED PAYMENTS.

     The Credit Parties will not permit any Consolidated Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Capital Stock of such Person, (b) to make dividends or other distributions payable to the Borrower (directly or indirectly through Subsidiaries) and (c) the Borrower may make distributions to the Parent in an amount necessary to pay interest on the Subordinated Debt.

     8.8 TRANSACTIONS WITH AFFILIATES.

     The Credit Parties will not permit any Consolidated Party to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Consolidated Party other than (a) normal compensation and reimbursement of expenses of officers and directors and (b) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction


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

with a Person other than an officer, director, shareholder, Subsidiary or Affiliate of such Consolidated Party. Notwithstanding the foregoing, Meridian International is permitted to make the Meridian Loan.

     8.10 FISCAL YEAR; ORGANIZATIONAL DOCUMENTS.

     The Credit Parties will not permit any Consolidated Party to (a) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in a manner materially adverse to the Lender or (b) change its fiscal year; it being understood and agreed that any amendment to the articles of incorporation of PRGRS, Inc. that provides the books and records of such Credit Party will be maintained in the Cayman Islands or Bermuda shall not be deemed to be materially adverse to the Lender. The Credit Parties will promptly deliver to the Lender copies of any amendments, modifications and changes to the articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) of any Consolidated Party.

     8.11 LIMITATION ON RESTRICTED ACTIONS.

     The Credit Parties will not permit any Consolidated Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) applicable law, (iii) the Indenture or (iv) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith.

     8.12 OWNERSHIP OF SUBSIDIARIES.

     Notwithstanding any other provisions of this Credit Agreement to the contrary, the Credit Parties will not permit any Consolidated Party to (i) permit any Person (other than the Parent or any Wholly-Owned Subsidiary of the Parent) to own any Capital Stock of any Subsidiary of the Parent, (ii) permit any Subsidiary of the Parent to issue Capital Stock (except to the Parent or to a Wholly-Owned Subsidiary of the Parent), (iii) permit, create, incur, assume or suffer to exist any Lien thereon, in each case except (A) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries or
(B) for Permitted Liens and (iv) notwithstanding anything to the contrary contained in clause (ii) above, permit any Subsidiary of the Parent to issue any shares of preferred Capital Stock.

     8.13 SALE LEASEBACKS.

     Except for transactions permitted by Section 8.1(c) hereof, the Credit Parties will not permit any Consolidated Party to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which such Consolidated Party has sold or transferred or is to sell or transfer to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.

     8.14 CAPITAL EXPENDITURES.

     The  Credit  Parties  will  not  permit  aggregate   Consolidated   Capital
Expenditures for any fiscal year to exceed $12 million.

     8.15 NO FURTHER NEGATIVE PLEDGES.

     The Credit Parties will not permit any Consolidated Party to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Credit Agreement and the other Credit Documents, (b) pursuant to the Indenture or (c) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith.

     8.16 LIMITATION ON FOREIGN EBITDA.

     The Credit Parties will not permit the aggregate portion of Consolidated EBITDA for any period attributable to First Tier Foreign Subsidiaries which are not Material Foreign Subsidiaries to exceed 10% of Consolidated EBITDA for such period.

     8.17 SUBORDINATED DEBT.

     No Credit Party will, nor will it permit any of its Subsidiaries to (a) make or offer to make any principal payments with respect to the Subordinated Debt, (b) redeem or offer to redeem any of the Subordinated Debt, (c) deposit any funds intended to discharge the Subordinated Debt or (d) amend or modify the Subordinated Debt in any manner that would adversely affect the Lender without the prior written consent of the Lender.

     8.18 NOTICE UNDER THE INDENTURE.

     The Parent covenants and agrees that it will give the written notice pursuant to Section 11.11 of the Indenture to the Trustee (as defined in the Indenture) immediately upon the request of the Lender.


                                    SECTION 9

                                EVENTS OF DEFAULT

     9.1 EVENTS OF DEFAULT.

     An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

          (a) Payment. Any Credit Party shall default, and such default shall continue for five (5) or more Business Days, in the payment when due of any principal of or interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

          (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

          (c) Covenants. Any Credit Party shall

               (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.4, 7.9, 7.11, 7.12 or 7.14 or Section 8;

               (ii) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(a), (b), (c), (d) or
          (e) and such default shall continue unremedied for a period of at least 5 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Lender; or

               (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Lender; or

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

          (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) except as a result of or in connection with a merger of a Subsidiary permitted under Section 8.4, any Credit Document shall fail to be in full force and effect or to give the Lender the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

          (e) Guaranties. Except as the result of or in connection with a merger of a Subsidiary permitted under Section 8.4, the guaranty given by any Guarantor hereunder (including any Additional Credit Party) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Additional Credit Party) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty (subject to applicable grace and cure periods, if any); or

          (f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to any Consolidated Party; or

          (g) Defaults under Other Agreements.

               (i) Any Consolidated Party shall default in the performance or observance (beyond the applicable grace period with respect thereto, if any) of any material obligation or condition of any contract or lease material to the Consolidated Parties, taken as a whole; or

               (ii) With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $1,000,000 in the aggregate for the Consolidated Parties taken as a whole, (A) any Consolidated Party shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

          (h) Judgments. One or more judgments or decrees shall be entered against one or more of the Consolidated Parties involving a liability of $1,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) ERISA. Any of the following events or conditions, if such event or condition could have a Material Adverse Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and
     Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Lender, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability;

          (j) Ownership. There shall occur a Change of Control; or

          (j) Subordinated Debt. There shall occur (a) an "Event of Default" under, and as defined in, the Indenture or (b) a "Change in Control" (or any comparable term) under and as defined in the Indenture.

     9.2 ACCELERATION; REMEDIES.

     Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Lender or cured to the satisfaction of the Lender in its reasonable discretion, the Lender shall, by written notice to the Credit Parties, take any of the following actions:

          (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

          (b) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Lender hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

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

          (c) Cash Collateral. Direct the Credit Parties to pay (and the Credit Parties agree that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), they will immediately pay) to the Lender additional cash, to be held by the Lender, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

          (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

     Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur with respect to the Borrower, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Lender hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Lender.

     9.3 APPLICATION OF FUNDS.

     After the exercise of remedies provided for in Section 9.2 (or after the Loans have automatically become immediately due and payable and the LOC Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.2), any amounts received on account of the Credit Party Obligations shall be applied by the Lender in the manner determined by the Lender in its sole discretion. Any surplus remaining after payment in full of the Credit Party Obligations shall be returned to the Borrower or whomsoever a court of competent jurisdiction shall determine to be entitled thereto.



                                   SECTION 10

                                  MISCELLANEOUS

     10.1 NOTICES.

     (a) Notices Generally. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Credit

Parties and the Lender, set forth below, or at such other address as such party may specify by written notice to the other parties hereto:

     if to any Credit Party:

                  PRG-Schultz USA, Inc.
                  600 Galleria Parkway, Suite 100
                  Atlanta, Georgia 30339
                  Attn:  Chief Financial Officer
                  Telephone:  (770) 779-3230
                  Telecopy:  (770) 779-3042

     with a copy to:

                  PRG-Schultz USA, Inc.
                  600 Galleria Parkway, Suite 100
                  Atlanta, Georgia 30339
                  Attn:  General Counsel
                  Telephone:  (770) 779-3051
                  Telecopy:  (770) 779-3034

     if to the Lender:

                  Bank of America, N.A.
                  600 Peachtree Street, NE
                  13th Floor
                  Atlanta, Georgia  30308
                  Attn:  Nancy S. Goldman
                  Telephone:  (404) 607-4483
                  Telecopy:    (404) 607-6343

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

     (b) Electronic Communications. Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Lender. The Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

     (c) Change of Address, Etc. Each of the Borrower and the Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.

     (d) Reliance by Lender. The Lender shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by an executive officer of the Borrower on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Lender and its Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Lender may be recorded by the Lender, and each of the parties hereto hereby consents to such recording.

     10.2 RIGHT OF SET-OFF; ADJUSTMENTS.

     Upon the occurrence and during the continuance of any Event of Default, the Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether the Lender shall have made any demand under hereunder or thereunder and although such obligations may be unmatured. The Lender agrees promptly to notify any affected Credit Party after any such set-off and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 10.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lender may have.

     10.3 SUCCESSORS AND ASSIGNS.

     (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Credit Parties may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by any Credit

Party without such consent shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

     (b) The Lender may assign all or a portion of its rights and obligations under this Credit Agreement (including all or any portion of the Loans) provided that, so long as no Event of Default then exists, the Borrower shall have consented to the assignment (such consent shall not be unreasonably withheld or delayed). From and after the effective date of such assignment, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment, have the rights and obligations of the Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such assignment, be released from its obligations under this Credit Agreement (and, in the case of an assignment covering all of the assigning Lender's rights and obligations under this Credit Agreement, the assigning Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 10.4, 10.8 and 10.12). Upon request by the assigning Lender and/or the assignee Lender, the Borrower shall execute and deliver new or replacement Revolving Notes to the assigning Lender and the assignee Lender.

     (c) Notwithstanding anything herein to the contrary, the Lender may at any time, without the consent of the Borrower, pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under the Revolving Note) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

     10.4 EXPENSES; INDEMNIFICATION.

     (a) The Credit Parties jointly and severally agree to pay on demand all reasonable costs and expenses of the Lender in connection with the preparation, execution, delivery, administration, modification, and amendment of this Credit Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under the Credit Documents. The Credit Parties further jointly and severally agree to pay on demand all reasonable costs and expenses of the Lender, if any (including, without limitation, reasonable attorneys' fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents and the other documents to be delivered hereunder.

     (b) Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, save and hold harmless the Lender and its respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Lender) relating directly or indirectly


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

to a claim, demand, action or cause of action that such Person asserts or may assert against any Credit Party, any Affiliate of any Credit Party or any of their respective officers or directors; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Credit Party Obligations) be asserted or imposed against any Indemnitee, arising out of or relating to, the Credit Documents, any predecessor Credit Documents, the Commitments, the use or contemplated use of the proceeds of any Extension of Credit, or the relationship of any Credit Party and the Lender under this Credit Agreement or any other Credit Document; (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any Subsidiary of the Parent, or any Environmental Liability related in any way to the Borrower or any Subsidiary of the Parent; (d) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (e) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including reasonable fees and costs of counsel) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Credit Party Obligations.

     (c) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 10.4 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

     10.5 AMENDMENTS, WAIVERS AND CONSENTS.

     Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Lender and the Borrower.

     10.6 COUNTERPARTS.

     This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

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

     10.7 HEADINGS.

     The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     10.8 SURVIVAL.

     All indemnities set forth herein, including, without limitation, in Section 2.2(i), 3.11, 3.12, 10.5 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

     10.9 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

          (a) THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF GEORGIA applicable to agreements made and to be performed entirely within such State; PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA SITTING IN COBB COUNTY, GEORGIA OR OF THE UNITED STATES
     FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS CREDIT AGREEMENT, EACH CREDIT PARTY AND THE LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH CREDIT PARTY AND THE LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY CREDIT DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH CREDIT PARTY AND THE LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     10.10 WAIVER OF JURY TRIAL.

     EACH PARTY TO THIS CREDIT AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS CREDIT AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.



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

     10.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default at the time of any Loans and issuances of Letters of Credit, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

     10.12 SEVERABILITY.

     If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     10.13 ENTIRETY.

     This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

     10.14 BINDING EFFECT; TERMINATION.

          (a) This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lender and it shall have been executed by each Credit Party and the Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, the Lender and its respective successors and assigns.

          (b) The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall


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

     be outstanding, all of the Credit Party Obligations have been irrevocably satisfied in full and all of the Commitments hereunder shall have expired or been terminated.

     10.15 CONFIDENTIALITY.

     The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (the Lender agrees to provide notice of any such requirement to the Borrower and, to the extent reasonably requested by the Borrower, cooperate with the Borrower and its Subsidiaries if the Borrower or any of its Subsidiaries seeks to have such Information subject to a protective order); (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Credit Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Credit Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender on a nonconfidential basis from a source other than the Credit Parties; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about the Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to the Lender or its Affiliates. In addition, the Lender may disclose the existence of this Credit Agreement and information about this Credit Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Lender in connection with the administration and management of this Credit Agreement, the other Credit Documents, the Commitment, and the Loans and issuances of Letters of Credit. For the purposes of this Section, "Information" means all information received from any Credit Party or any Subsidiary of the Parent relating to any Credit Party or any Subsidiary of the Parent or its business, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary of the Parent. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The Lender acknowledges that it is aware that the Borrower is a public company with securities that are publicly traded and that the Information includes material non-public Information.

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

     10.16 CONFLICT.

     To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

     10.17 USA PATRIOT ACT NOTICE.

     The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act.

                           [Signature Pages to Follow]

     Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                        PRG-SCHULTZ USA, INC.,
                                 a Georgia corporation

                                 By: /s/ James E. Moylan, Jr.
                                    -----------------------------------------
                                 Name:    James E. Moylan, Jr.
                                 Title:   Executive Vice President - Finance,
                                          Chief Financial Officer and Treasurer


GUARANTORS:                      PRG-SCHULTZ INTERNATIONAL, INC.,
                                 a Georgia corporation

                                 By: /s/ James E. Moylan, Jr.
                                    -----------------------------------------
                                 Name:    James E. Moylan, Jr.
                                 Title:   Executive Vice President - Finance,
                                 Chief Financial Officer and Treasurer


                                 PRGFS, INC.,
                                 PRGLS, INC.,
                                 each a Delaware corporation

                                 By: /s/ James E. Moylan, Jr.
                                    -----------------------------------------
                                 Name:    James E. Moylan, Jr.
                                 Title:   Executive Vice President - Finance


                                 PRGRS, INC., a Delaware corporation

                                 By:    /s/ John M. Cook
                                    -----------------------------------------
                                 Name:  John M. Cook
                                      ---------------------------------------
                                 Title: Chairman & Chief Executive Officer
                                       --------------------------------------


                                 PRG HOLDING CO. (FRANCE) NO. 1, LLC,
                                 PRG HOLDING CO. (FRANCE) NO. 2, LLC,
                                 each a Delaware limited liability company

                                 By: /s/ James E. Moylan, Jr.
                                    -----------------------------------------
                                 Name:    James E. Moylan, Jr.
                                 Title:   Executive Vice President - Finance,
                                 Chief Financial Officer and Treasurer

GUARANTORS:                      THE PROFIT RECOVERY GROUP ASIA, INC.,
                                 PRG-SCHULTZ CANADA, INC.,
                                 THE PROFIT RECOVERY GROUP NEW ZEALAND, INC.,
                                 THE PROFIT RECOVERY GROUP NETHERLANDS, INC.,
                                 THE PROFIT RECOVERY GROUP MEXICO, INC.,
                                 PRG-SCHULTZ FRANCE, INC.,
                                 PRG-SCHULTZ AUSTRALIA, INC.,
                                 PRG-SCHULTZ BELGIUM, INC.,
                                 PRG-SCHULTZ CHILE, INC.,
                                 THE PROFIT RECOVERY GROUP GERMANY, INC.,
                                 PRG INTERNATIONAL, INC.,
                                 THE PROFIT RECOVERY GROUP SWITZERLAND, INC.,
                                 THE PROFIT RECOVERY GROUP SOUTH AFRICA, INC.,
                                 THE PROFIT RECOVERY GROUP SPAIN, INC.,
                                 THE PROFIT RECOVERY GROUP ITALY, INC.,
                                 PRG-SCHULTZ NORWAY, INC.,
                                 PRG-SCHULTZ PORTUGAL, INC.,
                                 PRG-SCHULTZ JAPAN, INC.,
                                 THE PROFIT RECOVERY GROUP COSTA RICA, INC.,
                                 PRG-SCHULTZ PUERTO RICO, INC.,
                                 PRG USA, INC.,
                                 each a Georgia corporation

                                 By: /s/ James E. Moylan, Jr.
                                    -----------------------------------------
                                 Name:    James E. Moylan, Jr.
                                 Title:   Executive Vice President - Finance,
                                 Chief Financial Officer and Treasurer


                                 HS&A ACQUISITION - UK, INC.,
                                 a Texas corporation

                                 By: /s/ James E. Moylan, Jr.
                                    -----------------------------------------
                                 Name:    James E. Moylan, Jr.
                                 Title:   Executive Vice President - Finance,
                                 Chief Financial Officer and Treasurer

LENDER:                          BANK OF AMERICA, N.A.

                                 By:    /s/ Nancy S. Goldman
                                    -----------------------------------------
                                 Name:  Nancy S. Goldman
                                      ---------------------------------------
                                 Title: Senior Vice President
                                       --------------------------------------